Exhibit 99.1

FOR IMMEDIATE RELEASE

Universal Technical Institute Reports Preliminary, Unaudited Financial Results for Full Fiscal Year 2022; Provides Updates on Concorde Acquisition and New Financing Agreement

Company to Hold Earnings Call on Monday, December 12 to Discuss Fiscal 2022 Results

PHOENIX, ARIZ. – November 21, 2022 – Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of transportation and technical training programs, today announced select preliminary, unaudited financial results for the full fiscal year ended September 30, 2022.

Highlights

•	Final full-year results expected to be in line with guidance

•	Established new $100 million revolver agreement to further strengthen capital position

•	Continued progress towards closing of Concorde Career Colleges acquisition

Select Preliminary, Unaudited Financial Results for Full Fiscal Year 2022

•	Revenue of approximately $418.8 million

•	Currently anticipate adjusted EBITDA of not less than $55.0 million (see non-GAAP information below)

•	New student starts of approximately 13,374, or growth of approximately 2.7% year-over-year

Update on Concorde Career Colleges Acquisition

The Company continues to work towards closing the acquisition of Concorde Career Colleges, Inc., originally announced on May 3, 2022. In September 2022, the U.S. Department of Education (DOE) informed the Company it had completed its Abbreviated Pre-Acquisition Review (APAR), which was earlier than previously expected. The transaction is currently expected to close in December 2022, subject to the satisfaction of remaining closing conditions.

Management Commentary

“Our preliminary results for the fiscal year reflect the strength of our financial and operational performance, consistent with our expectations and most recent guidance,” said Jerome Grant, CEO of Universal Technical Institute. “We are also making good progress towards closing the Concorde acquisition, having received the DOE’s APAR ahead of expectation. The acquisition of Concorde, when completed, will mark yet another milestone as we execute our growth and diversification strategy. We are confident that the Concorde acquisition and our other initiatives will position us to continue building momentum and delivering positive performance in fiscal 2023 and beyond.”

Financing Agreement

Today, the Company also announced that it has entered into a new revolving line of credit agreement (the “revolver”) with Fifth Third Bank. The revolver provides $100 million of total capacity and includes a sub-facility of $20 million for the issuance of letters of credit. The interest rate on funds drawn on the revolver is equal to the SOFR-based rate plus an additional margin of 1.75% to 2.25% based on total company leverage. The facility has a three-year term. Further details of the agreement are included in the Company’s 8-K, filed today.

The Company expects to use the revolver to support both current and future business needs, which may include working capital management, supporting internal initiatives, acquisitions and other activities related to its growth and diversification strategy.

“Establishing the revolver and having the additional flexibility it provides is an important component of our long-term capital structure planning,” said Troy Anderson, CFO of Universal Technical Institute. “It better positions us to be opportunistic as we continue to implement our growth and diversification strategy, including closing the Concorde acquisition and investing in our MIAT program expansion efforts. We are pleased with the terms of the agreement and our expanded partnership with Fifth Third Bank. Including the revolver, we currently have approximately $190 million of available liquidity, with which we can easily support our near-term capital needs.”

Conference Call

Universal Technical Institute will release its fiscal 2022 fourth quarter and fiscal year results on Monday, December 12, 2022, before market open. Jerome Grant, Chief Executive Officer, and Troy Anderson, Chief Financial Officer, will host a conference call at 8:30 a.m. Eastern Time on the same day to discuss the financial results, operating performance, and will provide guidance for 2023.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through December 26, 2022, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 5134211.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), UTI also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. UTI discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, UTI believes that these measures may also help investors compare its performance on a consistent basis across time periods. UTI defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company’s normal recurring operations.

Preliminary, Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Twelve Months Ended September 30, 2022
Net income,	$25.2M
Interest expense, net	$1.5M
Income tax expense (benefit)	$(5.6)M
Depreciation and amortization	$16.9M

EBITDA	$38.0M

Non-GAAP Adjustments	$17.0M

Adjusted EBITDA, non-GAAP	$55.0M

About Universal Technical Institute, Inc.

Founded in 1965 and headquartered in Phoenix, Universal Technical Institute’s (NYSE: UTI) mission is to serve our students, partners, and communities by providing quality education and support services for in-demand careers.

More than 250,000 students have graduated from one of UTI’s 16 campuses located across Arizona, California, Florida, Illinois, Michigan, North Carolina, Pennsylvania, New Jersey, and Texas. UTI’s campuses are accredited by the Accrediting Commission of Career Schools and Colleges (ACCSC), while its employer-aligned technical training programs are offered under four brands: Universal Technical Institute, Motorcycle Mechanics Institute / Marine Mechanics Institute, NASCAR Technical Institute, and MIAT College of Technology. For more information and a complete list of all programs offered, please visit www.uti.edu or follow on LinkedIn @UniversalTechnicalInstitute.

Forward-Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are “forward-looking” statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address UTI’s expected future business and financial performance, may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will,” the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) UTI’s expectation that it will meet its fiscal year 2023 guidance for new student start growth (decline), revenue growth, Adjusted net income, Adjusted EBITDA and Adjusted Free Cash Flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) UTI’s expectation that it will succeed in new campus launches next year; and (4) UTI’s expectation of the successful integration of the Concorde acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on UTI’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of UTI’s control. UTI’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect UTI’s actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs UTI offers, increased investment in management and capital resources, failure to comply with the restrictive covenants and UTI’s ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of UTI student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in UTI’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company’s filings with the SEC. Any forward-looking statements made by UTI in this press release and the related conference call are based only on information currently available to UTI and speak only as of the date on which it is made. UTI expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Media Contact:

Alanna Vitucci, Public Relations Director

Universal Technical Institute, Inc.

480-710-6843

avitucci@uti.edu

Investor Relations Contact:

Robert Winters

Alpha IR Group

(312) 445-2870

UTI@alpha-ir.com